Exhibit 1.1

Immatics N.V.

12,945,916 Ordinary Shares

(Nominal value €0.01 per share)

And

Pre-Funded Warrants to Purchase 4,315,304 Ordinary Shares

Underwriting Agreement

August 24, 2026

Jefferies LLC

Jefferies GmbH

Leerink Partners LLC

Cantor Fitzgerald & Co.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Jefferies GmbH

Bockenheimer Landstr. 24

60323 Frankfurt am Main

c/o Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Immatics N.V., a public limited company (naamloze vennootschap) under Dutch law (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 12,945,916 (the “Firm Shares”) of the Company’s ordinary shares, nominal value €0.01 per share (“Ordinary Shares”) and pre-funded warrants to purchase 4,315,304 Ordinary Shares at a per Ordinary Share exercise price of $0.001 (the “Pre-Funded Warrants”), and, at the election of the Underwriters, up to 2,589,184 additional Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively referred to as the “Shares,” and the Shares and the Pre-Funded Warrants to be sold by the Company are collectively referred to as the “Securities.” As used herein, “Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-3 (File No. 333-286151) (the “Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Registration Statement and any post-effective amendment thereto have become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act of 1933, as amended (the “Act”), has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(c) For the purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the Business Day (as defined below) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, as of its filing date, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, as of its filing date, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) [Reserved];

(g) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act; the Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on The Nasdaq Stock Market (the “Nasdaq”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing; the Company is in compliance in all material respects with the current listing standards of Nasdaq; the Company has filed or will file a Notification of Listing of Additional Shares with Nasdaq with respect to the Shares and the Warrant Shares;

(i) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(j) The Company and each of its subsidiaries have been duly incorporated or organized (and are in good standing, to the extent such concept is applicable) under the laws of their respective jurisdictions of organization, are validly existing and are duly qualified to do business (and are in good standing, to the extent such concept is applicable), in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Pricing Prospectus, except where the failure to be so qualified (or in good standing, to the extent such concept is applicable) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below); and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than as disclosed in the Pricing Prospectus; as used in this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement;

(k) All of the issued and outstanding share capital or other equity or ownership interests of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, has been issued in compliance with federal, state and securities laws and is owned by the Company, directly or through other wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim; no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, from making any other distribution with respect to such subsidiary’s equity securities, from repaying to the Company or any other subsidiary any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary;

(l) The Company has an authorized capital as set forth in the Pricing Prospectus and all of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable (meaning that a holder of any such Ordinary Shares shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares) and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied or validly excluded; except as described in or expressly contemplated by the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Ordinary Shares of the Company and the Pre-Funded Warrants conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

(m) With respect to the share options or performance shares (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors or similar governing body of the Company (or its designee) and any required shareholder approval by the necessary number of votes or written consents, and to the knowledge of the Company (other than with respect to the execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq, applicable to the Company on the date the Share Option was granted and (iii) each such grant was properly accounted for in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) in the financial statements (including the related notes) of the Company;

(n) The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable (meaning that a holder of any such Shares shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Shares) and will conform to the descriptions of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus; neither the issuance nor the sale of the Securities is subject to any pre-emptive or similar rights the exercise and transfer of which have not been validly and irrevocably waived or otherwise validly and irrevocably declined or excluded; the Shares, when delivered against payment therefor, will be freely transferable to or for the account of the Underwriters and the initial purchasers thereof; there are no restrictions on subsequent transfers of the Securities under the laws of the Netherlands that generally restrict subsequent transfers of the Securities. The Pre-Funded Warrants have been duly authorized and, when executed and delivered by the Company pursuant to this Agreement, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements and, when issued and delivered upon exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and nonassessable (meaning that a holder of any such Shares shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Shares), and will be freely transferable, with no restrictions on subsequent transfers of the Warrant Shares under the laws of the Netherlands that generally restrict subsequent transfers of the Warrant Shares;

(o) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has sent or received any written communication regarding the termination of, or non-renewal or non-performance under, any contract or agreement that is material to the Company and that is described in the Registration Statement, the Pricing Prospectus or the Prospectus, except such termination, non-renewal or non-performance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) This Agreement has been duly authorized, executed and delivered by the Company;

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(r) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required by Nasdaq, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities as contemplated hereunder;

(s) The execution, delivery and performance by the Company of this Agreement and the Pre-Funded Warrants, the issuance of the Securities and Warrant Shares, the sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the Pricing Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any material change in the share capital (other than the sale of Securities hereunder and the issuance of Ordinary Shares upon exercise or settlement of options, awards or warrants described in, and the grant of options and awards under equity incentive plans described in, the Pricing Prospectus and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or the performance by the Company of its obligations under this Agreement; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority;

(u) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Securities, except for such rights as have been satisfied or duly waived;

(v) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, which are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and its changes in cash flows for the periods specified; the financial statements of the Company and its consolidated subsidiaries have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or of such other company and presents fairly in all material respects the information shown thereby;

(w) Except as described in the Pricing Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect and (ii) to the knowledge of the Company, no Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein;

(x) The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(y) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents, (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z) PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, whose audit opinion covers the financial statements of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the rules and regulations of the Commission thereunder;

(aa) Except as disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by the governments of the Netherlands, the United States, or any political subdivision or taxing authority thereof or therein as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes (for the avoidance of doubt this does not include any value added tax or similar taxes) are payable by or on behalf of the Underwriters in the Netherlands, the United States or any political subdivision or tax authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement; or (ii) the issuance, sale and delivery of the Securities and Warrant Shares as contemplated herein and in the Pricing Disclosure Package;

(bb) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date that this representation is made, except as may be being contested in good faith and by appropriate proceedings, or where the failure to pay or file such taxes or tax returns would not reasonably be expected to have a Material Adverse Effect; except as disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that has or would reasonably be expected to have a Material Adverse Effect, except for any tax deficiency being contested in good faith and for which appropriate reserves have been provided in accordance with IFRS;

(cc) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement that is material to the Company to which it is a party;

(dd) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business as now conducted at a cost that would not reasonably be expected to have a Material Adverse Effect;

(ee) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect;

(ff) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS; the Company and its subsidiaries maintain internal accounting controls that are designed to be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Pricing Prospectus, there are no material weaknesses in the Company’s internal controls; the Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(gg) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; the Company has carried out an evaluation of its effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act;

(hh) Except any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries (1) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (3) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(ii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its ERISA Affiliates (as defined hereafter) has any liability (contingent or otherwise) under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to any “employee benefit plan”, as defined in Section 3(3) of ERISA; as used in this Agreement, an “ERISA Affiliate” of any person or entity shall mean any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the “Code”); each “employee benefit plan”, as defined in Section 3(3) of ERISA that is maintained for the benefit of the employees of the Company or its affiliates has been maintained in material compliance with its terms and the requirements of applicable law; the Registration Statement, the Pricing Prospectus and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the Act providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, share options, share appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits that is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates for the benefit of any officer, executive director or non-executive director or former officer or director of the Company or any of its affiliates; these agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements”; except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law and there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its affiliates, other than medical benefits required to be continued under applicable law;

(jj) There is and has been no failure on the part of the Company or any of the Company’s executive directors, non-executive directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith applicable to the Company as of the date the Company became subject to such provisions, including Section 402 related to loans;

(kk) Neither the Company nor any of its subsidiaries nor any officer, executive director or non-executive director of the Company or its subsidiaries nor, to the knowledge of the Company, any employee of, any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery, anti-corruption or related law, statute or regulation (collectively, “Anti-Corruption Laws”); or (iv) made, offered, promised, authorized, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other direct or indirect unlawful or improper payment or benefit; the Company and its subsidiaries have conducted their businesses in compliance with all Anti-Corruption Laws and each have instituted and maintained, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all Anti-Corruption Laws and with the representations and warranties contained in this paragraph; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm) Neither the Company nor any of its subsidiaries nor any executive director, non-executive director or officer of the Company or its subsidiaries nor, to the knowledge of the Company, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (a “Sanctioned Country”); the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (y) to fund or facilitate any activities of or business in any Sanctioned Country or (z) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five (5) years, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with or involving any person that is, or at the time of the dealing or transaction was, the subject or the target of Sanctions or with any Sanctioned Country; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve compliance with Sanctions; nothing in this paragraph shall impose any obligations and/or restrictions on the Company or any of its subsidiaries that will cause the Company or any of its subsidiaries to be, and will only apply if and to the extent that it does not cause the Company or any of its subsidiaries to be, in violation of EU Regulation (EC) 2271/96 (EU Blocking Statute) as amended from time to time, or any applicable implementing legislation, including but not limited to the German Foreign Trade Regulations (Außenwirtschaftsverordnung), or any similar anti-boycott law, statute or regulation;

(nn) Except as described in the Pricing Prospectus and the Prospectus, (i) the Company and its subsidiaries own or have a valid and enforceable right to use all patents, patent applications, trademarks, service marks, trade names, Internet domain name registrations (and all applications for, and all goodwill associated with, such trademarks, service marks, trade names and Internet domain name registrations), copyrights, copyright registrations, licenses and trade secret rights, in each case, in any jurisdiction throughout the world (collectively, “Intellectual Property Rights”) and inventions, know-how, software, databases, systems, procedures, and other intellectual property (including trade secrets and proprietary or confidential information) (collectively, “Intellectual Property Assets”) used or held for use in any material respect, or otherwise necessary for, the conduct of their respective businesses as currently conducted and as proposed to be conducted as described in the Pricing Prospectus and the Prospectus; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights or Intellectual Property Assets of any third party in any material respect (it being understood that the foregoing representation in this clause (ii) is made to the Company’s knowledge with respect to patents); (iii) the Company and its subsidiaries have not received notice of any pending or threatened action, suit, or proceeding by any third party that would reasonably be expected to have a Material Adverse Effect on the Company’s or any of its subsidiaries’ respective businesses as presently conducted and as proposed to be conducted as described in the Pricing Prospectus and the Prospectus, challenging the Company’s or any of its subsidiaries’ rights in or to any of the Intellectual Property Rights or Intellectual Property Assets owned by or licensed to the Company or any of its subsidiaries, challenging the validity, enforceability or scope of any of the Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries, or alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights or Intellectual Property Assets of any third party; (iv) to the knowledge of the Company, neither the Intellectual Property Rights nor the Intellectual Property Assets of the Company and its subsidiaries and neither the Intellectual Property Rights nor the Intellectual Property Assets exclusively licensed to the Company and its subsidiaries are being materially infringed, misappropriated or otherwise violated by any third party; (v) other than as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property Rights and Intellectual Property Assets owned by the Company or any of its subsidiaries are solely and exclusively owned by the Company or such subsidiaries and all other Intellectual Property Rights and Intellectual Property Assets used or held for use by the Company or any of its subsidiaries are licensed to the Company or such subsidiaries, and the Company and its subsidiaries hold all of such ownership and license rights, in each case, free and clear of all liens, encumbrances, defects or other restrictions; (vi) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are not aware of any facts that could result in a finding that any of the Intellectual Property Rights owned by or licensed to the Company are invalid or unenforceable; (vii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain and protect any confidential information and trade secrets of the Company and its subsidiaries and to protect any confidential information provided to them by any third party; (viii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken commercially reasonable actions to maintain and to protect all patents and trademark and copyright and Internet domain name registrations (including all applications therefor) owned by the Company or any of its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response office actions, and disclosure of any required information; (ix) other than as would not reasonably be expected to have a Material Adverse Effect, all personnel (including founders, current and former employees, consultants, contractors, representatives, and agents) involved in the development of Intellectual Property Rights or Intellectual Property Assets for or on behalf of the Company or any of its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries either (A) has obtained sole and exclusive ownership of such Intellectual Property Rights or Intellectual Property Assets, or (B) has obtained a valid right to exploit such Intellectual Property Rights or Intellectual Property Assets, sufficient for the conduct of the business as currently conducted and as proposed to be conducted as described in the Pricing Prospectus and the Prospectus; (x) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property Rights or Intellectual Property Assets have been licensed to the Company and its subsidiaries; and (xi) the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (“USPTO”) in connection with such applications, and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(oo) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company (collectively with its subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers, executive directors and non-executive directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion; as used in this Agreement, the term “Health Care Laws” shall mean Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations;

(pp) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated that are described in the Registration Statement, the Pricing Prospectus or the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Prospectus or the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Applicable Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Pricing Prospectus and the Prospectus of the results of such studies and trials are, to the knowledge of the Company, accurate and complete in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Prospectus and the Prospectus the results of which are inconsistent with or which the Company reasonably believes call into question the results described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus; the Company has not received any written notices or correspondence from the Applicable Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Prospectus or the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same;

(qq) The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA; no relationship, direct or indirect, exists between or among the Company, on the one hand, and the executive directors, non-executive directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Pricing Prospectus and the Prospectus, which is not so described;

(rr) Neither the sale and delivery of the Securities and Warrant Shares nor the application of the proceeds thereof by the Company as described in the Pricing Prospectus and Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(ss) The board of directors of the Company has determined in good faith that each member of its Audit Committee satisfies the Nasdaq and Commission independence standards applicable to the Company;

(tt) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Act) with the offer and sale of the Securities hereunder;

(uu) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(vv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(ww) Except as described in the Pricing Prospectus and the Prospectus, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned by, or leased or licensed to, the Company or any of its subsidiaries (collectively, “IT Systems”), to the knowledge of the Company, are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them (“Personal Data”)) used in connection with their businesses; to the knowledge of the Company, there have been no material breaches, violations, outages, unauthorized uses of, accesses to or other compromise of or relating to any of the Company’s or any of its subsidiaries’ Personal Data or IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any third party; there are no material incidents under internal review or investigations relating to any security breach or other compromise of the Company’s or any of its subsidiaries’ Personal Data or IT Systems and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data; the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practices; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies, procedures and contractual obligations relating to the security of IT Systems and the privacy, collection, use, transfer, storage, protection, disposal or disclosure of Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(xx) There are no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act (a “Rating Organization”);

(yy) Neither the Company nor any of its subsidiaries or their respective properties or assets has immunity under Dutch, German, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, German, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(zz) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would generally be declared enforceable against the Company by the courts of the Netherlands, without reconsideration or reexamination of the merits;

(aaa) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and subject to the provisions of Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 relating to the law applicable to contractual obligations (Rome I), will be given effect to by the courts of the Netherlands, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the Pricing Prospectus and the Prospectus; the Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(bbb) The indemnification and contribution provisions set forth in Sections 9 and 22 hereof do not contravene Dutch law or public policy;

(ccc) Subject to the qualifications and assumptions described in the Registration Statement and the Prospectus, the Company believes that it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the current tax year;

(ddd) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Securities or Warrant Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction (other than court filings in the ordinary course of proceedings) on or before the date that this representation is made or that any tax, imposition or charge (other than court fees or similar documentary tax payable in the ordinary course of proceedings) be paid in any such jurisdiction on or in respect of any such document;

(eee) A holder of the Securities or Warrant Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and the Securities or Warrant Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Netherlands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant; provided, however, that the enforcement in the Netherlands of foreign judgements and arbitral awards is subject to the provisions of the Netherlands Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering); and

(fff) The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $8.1686 and a purchase price per Pre-Funded Warrant of $8.1676, the number of Firm Shares and Pre-Funded Warrants set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,589,184 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Firm Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 24 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least 24 hours in advance. The Company shall deliver the Pre-Funded Warrants to the purchasers thereof. The time and date of such delivery and payment for the Firm Shares and Pre-Funded Warrants shall be 9:30 a.m., New York City time, on August 26, 2026 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares and Pre-Funded Warrants is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.” Any payment by or on behalf of any Underwriter of a purchase price for any Securities pursuant to this Agreement shall, for

Dutch law purposes, be deemed to be, and applied as, a payment on such Securities. Notwithstanding anything to the contrary herein, in no event shall the purchase price of any Securities pursuant to this Agreement be less than the nominal value of such Security. Notwithstanding the foregoing in this Section 4, the Company and the Representatives shall instruct the purchasers of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants at the Time of Delivery to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $8.6890 per Pre-Funded Warrant, in lieu of payment by the Representatives for such Pre-Funded Warrants, and the Company shall deliver such Pre-Funded Warrants to such purchasers at the Time of Delivery in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Representatives; provided that the Representatives shall withhold $0.5214 per Pre-Funded Warrant with respect to such Pre-Funded Warrants as an offset against the payment owed by the Representatives to the Company with respect to the Firm Shares hereunder.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Covington & Burling LLP, 30 Hudson Yards, New York, NY10001 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the first Business Day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or Warrant Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or Warrant Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) To use its commercially reasonable efforts, in cooperation with the Representatives, to qualify the Securities and Warrant Shares for offering and sale, or to obtain an exemption for the Securities and Warrant Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; in each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement);

(c) If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Securities and Warrant Shares, in a form satisfactory to the Representatives and their counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date; the Company will take all other reasonable actions necessary or appropriate to permit the offer and sale of the Securities to continue as contemplated in the expired registration statement and this Agreement; from and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be;

(d) Prior to the Commission’s close of business on the first Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the

Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; provided, however, that the Company shall not be required to furnish any document (other than such Prospectus) to the extent such document is available on the Commission’s Electronic Data Gathering Analysis and Retrieval System;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares or Pre-Funded Warrants, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that such restrictions will not be required in connection with (t) issuance of the Securities being offered in this offering and the issuance of Warrant Shares; (u) issuances of Ordinary Shares upon the exercise of an option or warrant or the conversion of or exchange for a security outstanding as of the date hereof and described in the Prospectus; (v) issuances to a third party or a group of third parties of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with a merger, acquisition or other strategic or commercial relationship and the filing of a single registration statement, prospectus or prospectus supplement for the registration of the resale of such Ordinary Shares, provided that the aggregate number of Ordinary Shares issued or issuable under this clause (v) shall not exceed 5% of the total number of Ordinary Shares issued and outstanding immediately following the First Time of Delivery; (w) issuances, grants and settlements of Ordinary Shares or options to purchase Ordinary Shares or other securities granted pursuant to employee benefit plans existing as of the date hereof and described in the Prospectus; (x) the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date hereof and described in the Prospectus; and (y) facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of Ordinary Shares during the Lock-up Period and no public announcement or filing under the Exchange Act is required or voluntarily made in connection with such plan;

(g) [Reserved];

(h) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its commercially reasonable efforts to cause the Shares and Warrant Shares, if and when issued, to be listed on Nasdaq;

(j) [Reserved];

(k) To not, directly or indirectly, and cause its officers, executive directors, non-executive directors and subsidiaries not to take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l) To use its best efforts to comply with all requirements imposed upon it by the Act and the Exchange Act as from time to time in force, so far as necessary to permit the offer and sale of the Securities as contemplated by the provisions hereof and the Pricing Prospectus and Prospectus; and

(m) To maintain, at its sole expense, a transfer agent and registrar for the Ordinary Shares.

(n) The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Written Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and Warrant Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) reasonable and documented expenses incurred in connection with the qualification of the Securities and Warrant Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s) up to a maximum of $10,000; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, determining the offering’s compliance with FINRA’s rules and any required reviews by FINRA of the terms of the sale of the Securities and Warrant Shares up to a maximum of $25,000; (v) the cost of preparing the Securities and Warrant Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) all fees and expenses in connection with listing the Shares and the Warrant Shares on Nasdaq; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Covington & Burling LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) NautaDutilh N.V., Dutch counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) McBee Moore & Vanik IP, LLC, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f) On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, shall have furnished to you a comfort letter or comfort letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) Except as disclosed or contemplated in the Pricing Prospectus, there shall not have been (x) any material adverse change, on a consolidated basis, in the authorized share capital of the Company; (y) any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, the effect of which, in the case of each of (x) and (y), in the judgment of the Representatives (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on Nasdaq; (ii) a suspension or limitation in trading in the Ordinary Shares on Nasdaq; (iii) a general banking moratorium shall have been declared by either United States federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of national or international hostilities or (v) the occurrence of any other crisis or calamity, or any change in the United States or international political, financial or economic condition, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Ordinary Shares shall not have been delisted from Nasdaq;

(j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;

(l) The Company shall have furnished to you, on the date hereof and at such Time of Delivery, a certificate of the Chief Financial Officer of the Company in form and substance satisfactory to you; and

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, executive director and non-executive director of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the

Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the fourteenth, fifteenth, and seventeenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer, executive director and non-executive director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any employee, officer, executive director or non-executive director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at Jefferies LLC and Jefferies GmbH, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel, Facsimile: (646) 619-4437; Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New

York, NY 10019, Attention: Stuart R. Nayman, Esq., Facsimile: (646) 499-7051; Cantor Fitzgerald & Co., 110 East 59th Street, New York NY 10022, Attention: General Counsel, Facsimile: (212) 829-4708; with a copy (which shall not constitute notice) to Covington & Burling LLP, 30 Hudson Yards, New York, NY 10001, Attention: Brian K. Rosenzweig; Matthew T. Gehl; and if to the Company shall be delivered or sent by mail or facsimile transmission to 72076 Tübingen, Federal Republic of Germany, Attention: Secretary; with copies (which shall not constitute notice) to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Yasin Keshvargar, Facsimile: (212) 701-5839 and NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, Attention: Paul van der Bijl; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 hereof, the employees, officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 13 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby irrevocably appoints the office of the General Counsel of Immatics US, Inc., which currently maintains an office at 13203 Murphy Rd., Suite 100, Stafford, Texas 77477 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Netherlands, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Currency Provisions.

(a) The Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(b) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Securities by the Company to the Underwriters and on the execution and delivery of this Agreement. All payments made by the Company under this Agreement shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated by this Agreement) imposed or levied by or on behalf of the Netherlands or by any department, agency or other political subdivision or any taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Dutch Taxes”), unless such deduction or withholding is required by law. If any Dutch Taxes are required by law to be deducted or withheld by the Company in connection with such payment or repurchase, the Company will increase the amount to be paid to the applicable Underwriter so that the full amount of such payment is received by such Underwriter; provided that the Company will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between such Underwriter and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this Agreement.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Contractual Recognition of EU Bail-in.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, the Company acknowledges and accepts that a EU BRRD Liability arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority, and acknowledges, accepts and agrees to be bound by

(i) the effect of the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority in relation to any EU BRRD Liability of any Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(C) the cancellation of the EU BRRD Liability; and/or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant EU Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority.

(b) For purposes of this Section 24:

“EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the EU BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“EU Bail-in Powers” means any EU Write-down and Conversion Powers in relation to the relevant EU Bail-in Legislation.

“EU BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended.

“EU BRRD Liability” means a liability in respect of which the relevant EU Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor webpage).

“EU Write-down and Conversion Powers” has the meaning given to it in the EU Bail-in Legislation Schedule.

“Relevant EU Resolution Authority” means the resolution authority with the ability to exercise any EU Bail-in Powers in relation to a particular Underwriter.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

IMMATICS N.V.

By:	/s/ Venkat Ramanan
Name: Venkat Ramanan
Title: Chief Financial Officer

Accepted as of the date hereof:

JEFFERIES LLC

JEFFERIES GMBH

LEERINK PARTNERS LLC

CANTOR FITZGERALD & CO.

Acting individually and as Representatives

of the several Underwriters named

in the attached Schedule I.

JEFFERIES LLC

By:	/s/ Jack Fabbri
Name: Jack Fabbri
Title: Managing Director

JEFFERIES GMBH		JEFFERIES GMBH

By:	/s/ Dominik Gansloser	By:	/s/ Oliver Diehl
Name: Dominik Gansloser		Name: Oliver Diehl
Title: EMEA Head of Structured Equity Solutions		Title: EMEA Joint Head of ECM

LEERINK PARTNERS LLC

By:	/s/ Gabriel P. Cavazos
Name: Gabriel P. Cavazos
Title: Senior Managing Director Investment Banking, Biopharma

CANTOR FITZGERALD & CO.

By:	/s/ Asif Ahmed
Name: Asif Ahmed
Title: Managing Director, Co-Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Jefferies LLC	5,113,637	1,704,545	1,022,728
Leerink Partners LLC	4,595,800	1,531,933	919,160
Cantor Fitzgerald & Co.	3,236,479	1,078,826	647,296

Total	12,945,916	4,315,304	2,589,184

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

Free Writing Prospectus, dated August 20, 2026.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial offering price per share for the Shares is $8.69.

The initial offering price per Pre-Funded Warrant is $8.689.

The exercise price per Pre-Funded Warrant is $0.001.

The number of Firm Shares purchased by the Underwriters is 12,945,916.

The number of Optional Shares that may be purchased by the Underwriters is 2,589,184.

The number of Ordinary Shares to be purchased upon exercise of the Pre-Funded Warrants is 4,315,304.

Free Writing Prospectus, previously sent on August 20, 2026 containing preliminary terms of the Pre-Funded Warrants.

(d) Written Testing-the-Waters Communications:

Form of Pre-Funded Warrant

SCHEDULE III

1.	Harpreet Singh, Ph.D.

2.	Venkat Ramanan

3.	Cedrik Britten, M.D.

4.	Carsten Reinhardt, M.D., Ph.D.

5.	Toni Weinschenk, Ph.D.

6.	Rainer Kramer, Ph.D.

7.	Steffen Walter, Ph.D.

8.	Jim Pepin

9.	Jordan Silverstein

10.	Amie Krause

11.	Peter Chambré

12.	Michael G. Atieh

13.	Paul R. Carter, FCMA

14.	Eliot Forster, Ph.D.

15.	Heather L. Mason

16.	Adam Stone

17.	Mathias Hothum, Ph.D.

18.	Alise Reicin, M.D.

ANNEX I

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

August [•], 2026

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Jefferies GmbH

Bockenheimer Landstr. 24

60323 Frankfurt am Main

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, NY 10019

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Re: Immatics N.V. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Immatics N.V., a public limited company (naamloze vennootschap) under Dutch law (the “Company”), providing for a public offering (the “Offering”) of securities of the Company (the “Securities”) pursuant to a Registration Statement on Form F-3 filed with the Securities and Exchange Commission.

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Lock-Up Period”) beginning from the date hereof and continuing to and including the date 60 days after the date of the final prospectus covering the public offering of the Securities (the “Prospectus”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any ordinary shares of the Company, nominal value €0.01 per share (the “Ordinary Shares”), or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Ordinary Shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Ordinary Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Ordinary Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Ordinary Shares or Derivative Instruments:

(i)	as a bona fide gift or gifts;

(ii)	by will or intestacy;

(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order;

(iv)

to any member of the immediate family of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such plan does not provide for the transfer of Ordinary Shares or Derivative Instruments during the Lock-Up Period;

(vi)	pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of the Underwriting Agreement;

(vii)

in connection with the conversion, exercise or exchange of warrants to purchase Ordinary Shares (including transfers to the Company in connection with the “net” or “cashless” exercise of warrants) outstanding as of the date of the Underwriting Agreement and described in the Prospectus, provided that any securities received upon such conversion, exercise or exchange shall remain subject to the restrictions set forth in this Lock-Up Agreement;

(viii)

in connection with the exercise of options to purchase Ordinary Shares or other securities (including transfers to the Company in connection with the “net” or “cashless” exercise of options or such other securities) received pursuant to employee benefit or other compensation plans, provided that such plan exists as of the date of the Underwriting Agreement and is described in the Prospectus, and provided further that any Ordinary Shares received upon such exercise shall remain subject to the restrictions set forth in this Lock-Up Agreement;

(ix)

if the undersigned is a business entity, (A) to another business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity that controls or manages, or is under common control with, the undersigned or (B) to the undersigned’s limited partners, members or shareholders;

(x)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares and Derivative Instruments shall remain subject to the provisions of this Lock-Up Agreement;

(xi)	with the prior written consent of each of the Representatives on behalf of the Underwriters;

(xii)	to the Company, if such transfer is required by the Company’s policy with respect to the recoupment of incentive-based compensation;

provided further that, (a) in cases of clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (x) above, no public announcement or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and any required filings under the Exchange Act during the Lock-Up Period shall clearly indicate the circumstances, nature and conditions of such transfer or disposition, (b) in cases of clauses (i), (ii), (iii), (iv) and (ix) above, such transfer shall not involve a disposition for value, (c) in cases of clauses (i), (iv) and (ix) above, the recipient thereof agrees to be bound in writing by the restrictions set forth herein and (d) in the case of clause (v) above, any public announcement or filing shall indicate that such plan does not provide for the transfer of Ordinary Shares or Derivative Instruments during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned’s Ordinary Shares and Derivative Instruments are held by it free and clear of all liens, encumbrances, and claims whatsoever. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not made any recommendation or provided any investment advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock-Up Agreement shall be of no force or effect if (i) the Representatives or the Company inform the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by September 15, 2026, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Exact Name of Shareholder: ___________________________________

Authorized Signature: ________________________________________

Title: ______________________________________________________